EXHIBIT (13)(c)

                         THE INFINITY MUTUAL FUNDS, INC.
                           ISG NON-MONEY MARKET FUNDS

                                 RULE 18F-3 PLAN

                  Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), requires that the Board of an investment company desiring to offer multiple classes pursuant to said Rule adopt a plan setting forth the separate arrangement and expense allocation of each class, and any related conversion features or exchange privileges.

                  The Board, including a majority of the non-interested Board members, of The Infinity Mutual Funds, Inc. (the "Fund"), on behalf of each series of the Fund listed on Schedule A attached hereto (each, a "Portfolio") which offers multiple classes, has determined that the following plan is in the best interests of each class individually and each Portfolio as a whole:

                  1. CLASS DESIGNATION: Portfolio shares shall be divided into Class A Shares, Class B Shares and Trust Shares.

                  2. DIFFERENCES IN SERVICES: The services offered to shareholders of each Class shall be substantially the same, except that TELETRADE, Automatic Investment Plan, Directed Distribution Plan, Automatic Withdrawal Plan and Reinstatement Privilege shall be available only to holders of Class A Shares or Class B Shares, and Right of Accumulation and Letter of Intent shall be available only to holders of Class A Shares.

                  3. DIFFERENCES IN DISTRIBUTION ARRANGEMENTS: Class A Shares of each Portfolio shall be offered with a front-end sales charge, as such term is defined in the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD"), and a contingent deferred sales charge (a "CDSC"), as such term is defined in the Conduct Rules of the NASD, may be assessed on certain redemptions of Class A Shares purchased without an initial sales charge as part of an investment of $1 million or more. Class A Shares also shall be charged an annual distribution fee under a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act and an annual service fee under a Shareholder Services Plan. The amount of the sales charge, the amount of and provisions relating to the CDSC, and the amount of the fees under the Distribution Plan and Shareholder Services Plan pertaining to the Class A Shares are set forth on Schedule B hereto.

                  Class B Shares shall not be subject to a front-end sales charge, but shall be subject to a CDSC, and shall be charged an annual distribution fee under a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act and an annual service fee under a Shareholder Services Plan. The amount of and provisions relating to the CDSC, and the amount of the fees under the Distribution Plan and Shareholder Services Plan pertaining to the Class B Shares, are set forth on Schedule C hereto.

                  Trust Shares shall be offered at net asset value with no front-end sales charge or CDSC, and shall be charged an annual service fee of up to .15% of the value of the average daily net assets attributed to the Trust Shares pursuant to a Shareholder Services Plan. Trust Shares shall be offered exclusively to clients of First American National Bank for their qualified trust, custody and/or agency accounts and to clients of affiliated and correspondent banks of First American National Bank or certain other institutions for their similar accounts maintained at such affiliates or institutions.

                  4. EXPENSE ALLOCATION: The following expenses shall be allocated, to the extent practicable, on a Class-by-Class basis: (a) fees under the Distribution Plan and Shareholder Services Plan; (b) printing and postage expenses related to preparing and distributing materials, such as shareholder reports, prospectuses and proxies, to current shareholders of a specific Class;
(c) Securities and Exchange Commission and Blue Sky registration fees incurred by a specific Class; (d) the expense of administrative personnel and services as required to support the shareholders of a specific Class; (e) litigation or other legal expenses relating solely to a specific Class; (f) transfer agent fees identified by the Fund's transfer agent as being attributable to a specific Class; and (g) Board members' fees incurred as a result of issues relating to a specific Class.

                  5. CONVERSION FEATURES: Class B Shares shall automatically convert to Class A Shares after a specified period of time after the date of purchase, based on the relative net asset value of each such Class without the imposition of any sales charge, fee or other charge, as set forth on Schedule D hereto. No other Class shall be subject to any automatic conversion feature.

                  6. EXCHANGE PRIVILEGES: Portfolio shares of a Class shall be exchangeable only for (a) shares of the same Class of another Portfolio and (b) shares of certain other investment companies specified from time to time.

Dated:  April 26, 1995
Amended:  May 14, 1998
Revised:  August 12, 1998

                                   SCHEDULE A

ISG Aggressive Growth Portfolio

ISG Capital Growth Portfolio

ISG Core Income Portfolio

ISG Current Income Portfolio

ISG Dividend Growth Portfolio

ISG Equity Value Portfolio

ISG Government Income Portfolio

ISG Growth Portfolio

ISG Growth and Income Portfolio

ISG International Equity Portfolio

ISG Large Cap Equity Portfolio

ISG Limited Duration Income Portfolio

ISG Limited Duration Tennessee Tax Free Portfolio

ISG Limited Duration U.S. Government Portfolio

ISG Mid Cap Portfolio

ISG Moderate Growth and Income Portfolio

ISG Municipal Income Portfolio

ISG Small Cap Opportunity Portfolio

ISG Tennessee Tax Exempt Bond Portfolio

                                   SCHEDULE B


FRONT-END SALES CHARGE--CLASS A SHARES OF ISG CORE INCOME PORTFOLIO, ISG CURRENT INCOME PORTFOLIO, ISG GOVERNMENT INCOME PORTFOLIO, ISG LIMITED DURATION INCOME PORTFOLIO, ISG LIMITED DURATION TENNESSEE TAX FREE PORTFOLIO, ISG LIMITED DURATION U.S. GOVERNMENT PORTFOLIO, ISG MUNICIPAL INCOME PORTFOLIO AND ISG TENNESSEE TAX EXEMPT BOND PORTFOLIO--The public offering price for Class A Shares of such Portfolios shall be the net asset value per share of that Class plus, except for shareholders beneficially owning Class A Shares of ISG Government Income Portfolio and ISG Municipal Income Portfolio on _____________, 1998, a sales load as shown below:


                                                                                      Total Sales Load
                                                                 -----------------------------------------------------------
                                                                        As a % of                          As a % of
                                                                         offering                          net asset
                                                                        price per                          value per
                                                                          share                              share
Amount of Transaction
                                                                 ------------------------          -------------------------
Less than $50,000...............................................           3.00                              3.09
$50,000 to less than $100,000...................................           2.50                              2.56
$100,000 to less than $250,000..................................           2.00                              2.04
$250,000 to less than $500,000..................................           1.50                              1.52
$500,000 to less than $1,000,000................................           1.00                              1.01
$1,000,000 or more..............................................           -0-                                -0-



FRONT-END SALES CHARGE--CLASS A SHARES OF ISG GOVERNMENT INCOME PORTFOLIO AND ISG MUNICIPAL INCOME PORTFOLIO--SHAREHOLDERS BENEFICIALLY OWNING CLASS A SHARES ON ____________, 1998--For shareholders beneficially owning Class A Shares of ISG Government Income Portfolio and ISG Municipal Income Portfolio on ___________, 1998, the public offering price of Class A Shares of such Portfolios (until May 1, 2000) shall be the net asset value per share of that Class, plus a sales load as shown below:


                                                                                   Total Sales Load
                                                                 -----------------------------------------------------------
                                                                        As a % of                         As a % of
                                                                         offering                         net asset
                                                                        price per                         value per
Amount of Transaction                                                     share                             share
                                                                 ------------------------          -------------------------
Less than $100,000..............................................           2.00                             2.04
$100,000 to less than $250,000..................................           1.75                             1.78
$250,000 to less than $500,000..................................           1.50                             1.52
$500,000 to less than $1,000,000................................           1.00                             1.01
$1,000,000 or more..............................................           -0-                               -0-


FRONT-END SALES CHARGE--CLASS A SHARES OF ISG AGGRESSIVE GROWTH PORTFOLIO, ISG CAPITAL GROWTH PORTFOLIO, ISG DIVIDEND GROWTH PORTFOLIO, ISG LARGE CAP EQUITY PORTFOLIO, ISG EQUITY VALUE PORTFOLIO, ISG GROWTH PORTFOLIO, ISG GROWTH AND INCOME PORTFOLIO, ISG MODERATE GROWTH AND INCOME PORTFOLIO, ISG INTERNATIONAL EQUITY PORTFOLIO, ISG MID CAP PORTFOLIO AND ISG SMALL CAP OPPORTUNITY PORTFOLIO--The public offering price for Class A Shares of such Portfolios shall be the net asset value per share of that Class plus, except for shareholders beneficially owning Class A Shares of ISG Capital Growth Portfolio and ISG Dividend Growth Portfolio on September 30, 1997 and shareholders beneficially owning Class A Shares of ISG Large Cap Equity Portfolio, ISG International Equity Portfolio, ISG Mid Cap Portfolio and ISG Small Cap Opportunity Portfolio on _______________, 1998, a sales load as shown below:


                                                                                      Total Sales Load

                                                                 -----------------------------------------------------------
                                                                        As a % of                          As a % of
                                                                         offering                          net asset
                                                                        price per                          value per
                                                                          share                              share
Amount of Transaction
                                                                 ------------------------          -------------------------
Less than $50,000...............................................           4.75                              4.99
$50,000 to less than $100,000...................................           4.00                              4.17
$100,000 to less than $250,000..................................           3.25                              3.36
$250,000 to less than $500,000..................................           2.50                              2.56
$500,000 to less than $1,000,000................................           1.75                              1.78
$1,000,000 or more..............................................           -0-                                -0-


FRONT-END SALES CHARGE--CLASS A SHARES OF ISG CAPITAL GROWTH PORTFOLIO AND ISG DIVIDEND GROWTH PORTFOLIO--SHAREHOLDERS BENEFICIALLY OWNING CLASS A SHARES ON SEPTEMBER 30, 1997--For shareholders beneficially owning Class A Shares of ISG Capital Growth Portfolio and ISG Dividend Growth Portfolio on September 30, 1997, the public offering price for Class A Shares of such Portfolio shall be the net asset value per share of that Class plus a sales load as shown below:


                                                                                      Total Sales Load
                                                                 -----------------------------------------------------------
                                                                        As a % of                          As a % of
                                                                         offering                          net asset
                                                                        price per                          value per
                                                                          share                              share
Amount of Transaction
                                                                 ------------------------          -------------------------
Less than $100,000..............................................           3.00                              3.09

$100,000 to less than $250,000..................................           2.50                              2.56
$250,000 to less than $500,000..................................           2.00                              2.04
$500,000 to less than $750,000..................................           1.50                              1.52
$750,000 to less than $1,000,000................................           1.00                              1.01
$1,000,000 or more..............................................           -0-                                -0-



FRONT-END SALES CHARGE--CLASS A SHARES OF ISG LARGE CAP EQUITY PORTFOLIO AND ISG SMALL CAP OPPORTUNITY PORTFOLIO--SHAREHOLDERS BENEFICIALLY OWNING CLASS A SHARES ON ___________, 1998--For shareholders beneficially owning Class A Shares of ISG Large Cap Equity Portfolio and ISG Small Cap Opportunity Portfolio on ________, 1998, the public offering price of Class A Shares of such Portfolios (until May 1, 2000) shall be the net asset value per share of that Class, plus a sales load as shown below:


                                                                                   Total Sales Load
                                                                 ----------------------------------------------------
                                                                        As a % of                         As a % of
                                                                         offering                         net asset
                                                                        price per                         value per
AMOUNT OF TRANSACTION                                                     share                             share
                                                                 ------------------------         -------------------------
Less than $100,000                                                         3.50                             3.63
$100,000 to less than $250,000                                             3.00                             3.09
$250,000 to less than $500,000                                             2.50                             2.56
$500,000 to less than $1,000,000                                           1.00                             1.01
$1,000,000 or more                                                         -0-                               -0-


CLASS A SHARES OF ISG MID CAP PORTFOLIO AND ISG INTERNATIONAL EQUITY PORTFOLIO--SHAREHOLDERS BENEFICIALLY OWNING CLASS A SHARES ON _____________, 1998--For shareholders beneficially owning Class A Shares of ISG Mid Cap Portfolio and ISG International Equity Portfolio on ______________, 1998, the public offering price for Class A Shares of such Portfolios (until May 1, 2000) shall be the net asset value per share of that Class. Until May 1, 2000, no initial sales charge shall be imposed at the time of purchase of Class A Shares of ISG Mid Cap Portfolio or ISG International Equity Portfolio by such shareholders.

CONTINGENT DEFERRED SALES CHARGE--CLASS A SHARES--Except for shareholders beneficially owning Class A Shares of ISG Large Cap Equity Portfolio, ISG Government Income Portfolio, ISG International Equity Portfolio, ISG Mid Cap Portfolio, ISG Municipal Income Portfolio and ISG Small Cap Opportunity Portfolio on _____________, 1998, a CDSC of 1% shall be assessed at the time of redemption of Class A Shares purchased on or after May 14, 1998 without an initial sales charge as part of an investment of at least $1,000,000 and redeemed within one year after purchase. For shareholders beneficially owning Class A Shares of such Portfolios on ____________, 1998 that charge such shareholders an initial sales charge, a CDSC of .50% shall be assessed at the time of redemption of Class A Shares purchased without an initial sales charge as part of an investment of at least $1,000,000 (.25% shall be assessed on purchases over $2,000,000) and redeemed within one year after purchase. The terms contained on Schedule C pertaining to the CDSC assessed on redemptions of Class B Shares (other than the amount of the CDSC and time periods), including the provisions for waiving the CDSC, shall be applicable to the Class A Shares subject to a CDSC. Letter of Intent and Right of Accumulation shall apply to such purchases of Class A Shares.

AMOUNT OF DISTRIBUTION PLAN FEES--CLASS A SHARES--.25 of 1% of the value of the average daily net assets of Class A.

AMOUNT OF SHAREHOLDER SERVICES PLAN FEES--CLASS A SHARES--.15 of 1% of the value of the average daily net assets of Class A.

                                   SCHEDULE C

CONTINGENT DEFERRED SALES CHARGE--CLASS B SHARES--A CDSC payable to the Fund's Distributor shall be imposed on any redemption of Class B Shares which reduces the current net asset value of such Class B Shares to an amount which is lower than the dollar amount of all payments by the redeeming shareholder for the purchase of Class B Shares of the Portfolio held by such shareholder at the time of redemption. No CDSC shall be imposed to the extent that the net asset value of the Class B Shares redeemed does not exceed (i) the current net asset value of Class B Shares acquired through reinvestment of dividends or capital gain distributions, plus (ii) increases in the net asset value of the shareholder's Class B Shares above the dollar amount of all payments for the purchase of Class B Shares of the Portfolio held by such shareholder at the time of redemption.

                  If the aggregate value of the Class B Shares redeemed has declined below their original cost as a result of the Portfolio's performance, a CDSC may be applied to the then-current net asset value rather than the purchase price.

                  In circumstances where the CDSC is imposed, the amount of the charge shall depend on the number of years from the time the shareholder purchased the Class B Shares until the time of redemption of such shares. Solely for purposes of determining the number of years from the time of any payment for the purchase of Class B Shares, all payments during a month shall be aggregated and deemed to have been made on the first day of the month.

                  The following table sets forth the rates of the CDSC for Class B Shares:


YEAR SINCE PURCHASE PAYMENT                         CDSC AS A % OF AMOUNT
        WAS MADE                               INVESTED OR REDEMPTION PROCEEDS
----------------------------                   --------------------------------

First..............................................       4.00
Second.............................................       3.00
Third..............................................       3.00
Fourth.............................................       2.00
Fifth..............................................       2.00
Sixth..............................................       1.00
Seventh............................................       0.00*

--------------------

* Approximately seven years after the date of purchase, Class B Shares automatically shall convert to Class A Shares.

                  In determining whether a CDSC is applicable to a redemption, the calculation shall be made in a manner that results in the lowest possible rate. Therefore, it shall be assumed that the redemption is made first of amounts representing shares acquired pursuant to the reinvestment of dividends and distributions; then of amounts representing the increase in net asset value of Class B Shares above the total amount of payments for the purchase of Class B Shares made during the preceding six years; then of amounts representing the cost of shares purchased six years prior to the redemption; and finally, of amounts representing the cost of shares held for the longest period of time within the applicable six-year period.

WAIVER OF CDSC--The CDSC shall be waived in connection with (a) redemptions made within one year after the death or disability, as defined in Section 72(m)(7) of the Internal Revenue Code of 1986, as amended (the "Code"), of the shareholder,
(b) redemptions by participants in qualified or non-qualified employee benefit plans or other programs (such as 401(k), 403(b)(7), 457 and Keogh plans) sponsored by the Portfolio's Adviser, the Distributor or their affiliates or subsidiaries or which make direct investments in the Portfolio by means of electronic data transmission, (c) redemptions as a result of a combination of any investment company with the Portfolio by merger, acquisition of assets or otherwise, (d) a distribution following retirement under a tax-deferred retirement plan or upon attaining age 70-1/2 in the case of an IRA or Keogh plan or custodial account pursuant to Section 403(b) of the Code, and (e) redemptions pursuant to any systematic withdrawal plan as described in the Portfolio's prospectus. Any Portfolio shares subject to a CDSC which were purchased prior to the termination of such waiver shall have the CDSC waived as provided in the Portfolio's prospectus at the time of the purchase of such shares.

AMOUNT OF DISTRIBUTION PLAN FEES--CLASS B SHARES--.75 of 1% of the value of the average daily net assets of Class B.

AMOUNT OF SHAREHOLDER SERVICES PLAN FEES--CLASS B SHARES--.25 of 1% of the value of the average daily net assets of Class B.

                                   SCHEDULE D

CONVERSION OF CLASS B SHARES--Approximately seven years after the date of purchase, Class B Shares automatically shall convert to Class A Shares, based on the relative net asset values for shares of each such Class, and shall no longer be subject to the distribution fee and shareholder services fee charged Class B Shares, but shall be subject to the distribution fee charged Class A Shares. At that time, Class B Shares that have been acquired through the reinvestment of dividends and distributions ("Dividend Shares") shall be converted in the proportion that a shareholder's Class B Shares (other than Dividend Shares) converting to Class A Shares bears to the total Class B Shares then held by the shareholder which were not acquired through the reinvestment of dividends and distributions.